UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2006

Checkers Drive-In Restaurants, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-19649

Delaware	58-1654960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4300 West Cypress Street Suite 600 Tampa, FL	33607
(Address of principal executive offices)	(Zip code)

(813) 283-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 13, 2006, Checkers Drive-In Restaurants, Inc. (the “Company”) completed the acquisition of Assets (as defined below) in accordance with the terms and conditions of a Letter Agreement, dated April 5, 2006 (the “Letter Agreement”), by and among the Company, William J. Hoffman of Trigild International, Inc. as receiver (“Receiver”) appointed with respect to the Assets by order of the United States District Court for the Southern District of New York (the “Court”), and Wells Fargo Bank, National Association, as Special Servicer for LaSalle Bank National Association, as Indenture Trustee for the Holders of the MSDWMC Owner Trust 2000 F-1 Notes, Participating Interests and Owner Trust Certificates (“Lender”).

Assets purchased in the transaction include, without limitation, the fixed assets located at sixty-two (62) restaurants previously held by Lender as collateral to secure certain loan obligations owed to Lender by Titan Holdings, LLC, as well as inventory, cash, insurance proceeds and real property (collectively, the “Assets”), as more specifically set forth in the Letter Agreement. The aggregate purchase price paid for the Assets was $5.3 million in cash.

The foregoing description of the Letter Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2006 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(d) Exhibit No.	Description
2.1	Letter Agreement dated April 5, 2006 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkers Drive-In Restaurants, Inc.
(Registrant)

Date: June 14, 2006	By:	/s/ Brian R. Doster
Brian R. Doster Vice President, Corporate Counsel and Secretary